Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Strong Second-Quarter Fiscal 2015 Financial Results

NSR and Net Income up 10% and 29%, respectively

Lowell, MA, February 4, 2015 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, announced today financial results for the fiscal second quarter ended December 26, 2014.

Financial Highlights

	Fiscal Second Quarter Ended
	December 26,	December 27,	%
(In millions, except per share data)	2014	2013	Change

Net service revenue (1)	$99.8	$91.1	10%
Operating income	$6.9	$5.2	32%
Net income applicable to TRC Companies, Inc.	$4.0	$3.1	29%
Diluted earnings per common share	$0.13	$0.10	30%
Diluted weighted-average common shares outstanding	30.5	30.1

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“Continued strength in our Environmental segment drove our solid performance in the second quarter of fiscal 2015,” said Chris Vincze, Chairman and Chief Executive Officer. “Overall NSR increased 10%, and operating income grew 32%, while net income rose 29%, compared to the second quarter of Fiscal 2014. We are pleased with our progress and see continued strength in our core markets.

“In our Environmental segment, NSR increased 18% and profit increased 16%, primarily due to higher demand from our oil and gas customers for pipeline permitting services. Energy segment NSR was essentially

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

flat, rising 1%, while segment profit increased 8%, driven by project execution and focused cost management. In the Infrastructure segment, NSR was nearly flat while segment profit declined 30%. The weaker performance was due to the timing of change orders on several large projects. Nevertheless, we continue to generate new Infrastructure project wins, and the fundamentals in this market are strong.”

Business Outlook

“TRC continues to see solid growth opportunities in each of our segments. Our diversified business model is delivering increased profitability and growth. We have a strong balance sheet to support our growth initiatives, including ongoing organic investments and strategic acquisitions. We are encouraged about our outlook for the second half of fiscal 2015 and our long-term growth,” concluded Vincze.

Conference Call Information

TRC will broadcast its financial results conference call today, February 4, 2015 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
Gross revenue	$143,228	$122,592	$266,253	$229,166
Less subcontractor costs and other direct reimbursable charges	43,390	31,461	73,796	56,783
Net service revenue	99,838	91,131	192,457	172,383
Interest income from contractual arrangements	22	(94)	44	(47)
Insurance recoverables and other income	641	305	5,485	12,605
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	82,599	76,389	163,789	154,787
General and administrative expenses	8,395	7,508	16,433	16,279
Depreciation and amortization	2,641	2,250	4,906	4,426
Total operating costs and expenses	93,635	86,147	185,128	175,492
Operating income	6,866	5,195	12,858	9,449
Interest expense	(21)	(38)	(52)	(130)
Income from operations before taxes	6,845	5,157	12,806	9,319
Provision for income taxes	(2,848)	(2,068)	(5,328)	(3,770)
Net income	3,997	3,089	7,478	5,549
Net loss applicable to noncontrolling interest	5	7	9	34
Net income applicable to TRC Companies, Inc.	$4,002	$3,096	$7,487	$5,583

Basic earnings per common share	$0.13	$0.10	$0.25	$0.19
Diluted earnings per common share	$0.13	$0.10	$0.25	$0.19

Weighted-average common shares outstanding:
Basic	30,329	29,652	30,157	29,477
Diluted	30,531	30,069	30,458	30,049

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 26, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$13,278	$27,597
Restricted cash	24	5,756
Accounts receivable, less allowance for doubtful accounts	135,754	116,937
Insurance recoverable - environmental remediation	43,578	42,062
Restricted investments	2,553	2,934
Deferred income tax assets	12,249	12,293
Income taxes refundable	711	1,021
Prepaid expenses and other current assets	12,620	12,441
Total current assets	220,767	221,041

Property and equipment	62,739	60,240
Less accumulated depreciation and amortization	(49,247)	(47,190)
Property and equipment, net	13,492	13,050
Goodwill	36,642	31,679
Long-term deferred income tax assets	3,142	4,267
Long-term restricted investments	24,753	23,537
Long-term prepaid insurance	27,166	28,521
Other assets	15,888	13,490
Total assets	$341,850	$335,585
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2,972	$463
Current portion of capital lease obligations	375	562
Accounts payable	36,103	32,663
Accrued compensation and benefits	33,969	36,586
Deferred revenue	16,592	14,503
Environmental remediation liabilities	184	138
Other accrued liabilities	41,342	47,310
Total current liabilities	131,537	132,225
Non-current liabilities:
Long-term debt, net of current portion	64	105
Capital lease obligations, net of current portion	33	167
Income taxes payable and deferred income tax liabilities	1,423	1,539
Deferred revenue	66,967	70,398
Environmental remediation liabilities	8,511	6,268
Total liabilities	208,535	210,702
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 30,353,170 and 30,349,688 shares issued and outstanding, respectively, at December 26, 2014, and 29,752,934 and 29,749,452 shares issued and outstanding, respectively, at June 30, 2014	3,035	2,975
Additional paid-in capital	188,642	187,748
Accumulated deficit	(57,867)	(65,354)
Accumulated other comprehensive loss	(77)	(77)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	133,700	125,259
Noncontrolling interest	(385)	(376)
Total equity	133,315	124,883
Total liabilities and equity	$341,850	$335,585

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995